EX-23.1 OTHERDOC




                                           Document is copied.
EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Mason Russell West, LLC, hereby consent to the use of our opinion dated April 15, 2004, on the financial statements and schedules of Hybrid Technologies, Inc. (formerly Whistler Investments, Inc.) as of January 31, 2004, for filing with the Hybrid Technologies, Inc. Form S-8.

                           /s/ Mason Russell West, LLC
                           --------------------------------------------
                           Mason Russell West LLC
Dated: April 22, 2005


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